FIRST AMENDMENT TO
             AMENDED AND RESTATED CREDIT AGREEMENT


     ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, INDIANAPOLIS, National Association, a national banking association (the "Bank") being parties to that certain Amended and Restated Credit Agreement dated as of May 31, 1996 (the "Agreement"), hereby agree to amend the Agreement by this First Amendment to Amended and Restated Credit Agreement (the "First Amendment"), on the terms and subject to the conditions set forth as follows:

1.   DEFINITIONS

     a. Terms used in this First Amendment with their initial letter capitalized which are not defined herein shall have the meanings ascribed to them in the Agreement.

     b. The definition of "Applicable Rate" set forth in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "Applicable Rate" means that number of percentage points to be taken into account in determining the Applicable Spread which is used in computing the rate at which interest accrues on the Loans, the Applicable Unused Fee Rate which is used in calculating the Unused Fee, the Applicable Commission Rate which is used in calculating the amount of Commission which is payable with respect to Standby Letters of Credit, and the Applicable Issuance Fee Rate which is used in calculating the amount of Issuance Fees payable with respect to Commercial Letters of Credit. Initially, from the date of this Agreement and until receipt by the Bank of the Company's 1996 fiscal year end financial statements furnished to the Bank pursuant to the requirements of Section 5.b(i), the Applicable Rate shall be determined by reference to the following table:

                                Applicable Rate
        -------------------------------------------------------------------------
        Applicable Spread*
        -----------------------        Applicable     Applicable       Applicable
        Prime-based LIBOR-based        Unused Fee     Commission       Issuance
        Rate             Rate          Rate           Rate             Fee Rate
        -------          --------      -----------    ----------       ---------
        .25% RL          2.00% RL
        .25% TL          2.25% TL       .375%          1.50%                .50%

     * Where "RL" means Revolving Loan and "TL" means Term Loan.

     On the first day of the month which follows receipt by the Bank of the Company's 1996 fiscal year end financial statements furnished to the Bank pursuant to the requirements of Section 5.b(i), the Applicable Rate shall be determined by reference to the Company's Leverage Ratio in accordance with the following table:

                        Applicable Rate
                 Applicable Spread*
                 ----------------------------      Applicable     Applicable     Applicable
                 Prime-based      LIBOR-based      Unused Fee     Commission     Issuance
Leverage Ratio   Rate             Rate             Rate           Rate           Fee Rate
--------------   -----------      -----------      ----------     ----------     ----------
greater than
or equal to
3.00:1.0         0.25% RL         2.00% RL         .375%          1.50%          .50%
                 0.25% TL         2.25% TL


less than or
equal to
2.99:1.00,
but
greater than
or
equal to         0.00% RL         1.75% RL         .375%          1.375%         .4375%
2.50:1.00        0.25% TL         2.00% TL


less than or
equal to
2.49:1.00,
but
greater than
or
equal to         0.00% RL         1.50% RL          .25%          1.25%           .375%
2.00:1.00        0.00% TL         1.75% TL


less than or
equal to
1.99:1.00,
but
greater than
or
equal to        0.00% RL          1.25% RL          .25%          1.125%          .3125%
1.50:1.00       0.00% TL          1.50% TL


less than       0.00% RL          1.00% RL          .25%          1.00%           .25%
1.50:1.00       0.00% TL          1.25% RL

     * Where "RL" means Revolving Loan and "TL" means Term Loan.

     Such determination will be effective as of January 1, 1997 and the Interest and Unused Fees paid will be adjusted retroactively to such date. Any overpayment shall be promptly refunded by the Bank and any deficiency shall then be due and payable by the Company.

     Thereafter, the Applicable Rate shall be determined on the basis of the financial statements of the Company for each fiscal year furnished to the Bank pursuant to the requirements of Section 5.b(i), and shall be effective as of January 1 of each fiscal year. Interest and Unused Fees paid will be adjusted retroactively to such date with any overpayment of fees being promptly refunded by the Bank and any deficiency being immediately due and payable by the Company. Commissions and Issuance Fees with respect to Letters of Credit shall be determined from the Applicable Rate in effect when the related Letter of Credit is issued or renewed, and will thereafter adjust annually after receipt of the financial statements and determination of the Applicable Rate. It is noted that the above table provides an Applicable Rate for a Leverage Ratio greater than that which will be permissible under the terms of Section 5.g(ii). For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Company of the covenant stated in Section 5.g(ii), notwithstanding the accrual of interest upon the Loan at a rate determined in accordance with this definition.

2. TERM LOAN. Section 2.c. of the Agreement is hereby amended and restated in its entirety, to read as follows:

     c. The Term Loan. The Bank will make a term loan (the "Term Loan") to the Company contemporaneously with the execution of this Agreement on the following terms and subject to the following conditions:

          (i) Amount. The principal amount of the Term Loan shall be Thirteen Million Nine Hundred Thousand and No/100 Dollars
     ($13,900,000). The proceeds of the Term Loan may be disbursed in two separate disbursements, at the option of the Company.

          (ii) The Term Note. The obligation of the Company to repay the Term Loan shall be evidenced by a promissory note (the "Term Note") in the form of Exhibit A. The principal of the Term Loan shall be repayable in equal quarterly installments of $500,000 each, due and payable on the last day of each September, December, March and June, commencing September 30, 1996. On September 30, 2001, the entire remaining principal amount of the Term Loan shall be due and payable, together with all accrued and unpaid interest. Subject to the contemporaneous payment of any Prepayment Premium which would become due on account of any proposed prepayment, the principal of the Term Loan may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of $250,000.00 and provided, further, that any partial prepayment shall be applied to the principal installments payable on the Term Loan in the inverse order of their maturities.

          (iii) Excess Cash Flow Recapture Payment. Annually, while the Term Loan is outstanding, within ten (10) days of the Bank's receipt of the Company's financial statements required to be provided under
     Section 5.b.(i) of the Agreement, the Company shall make an excess cash flow recapture payment equal to fifty percent (50%) of the sum of the Company's consolidated net income before taxes plus interest expense plus depreciation and amortization expense plus any non-recurring or extraordinary charges minus the sum of scheduled Term
     Loan principal payments plus interest expense plus cash income taxes plus capital expenditures not financed with term debt. Such excess cash flow recapture payment shall be applied against the latest maturing installment of principal.

          (iv) Interest on the Term Loan. The unpaid principal balance from time to time of the Term Loan shall bear interest from the date the Loan is made prior to the maturity of the Term Note at a rate per annum equal to the Prime Rate plus the Applicable Spread, except that at the option of the Company exercised from time to time as provided in Section 2.d(i) of the Agreement, interest may accrue prior to maturity on the entire outstanding balance of the Term Loan or on any portion thereof which is in excess of $1,000,000.00 and as to which no Optional Rate previously selected remains in effect at a LIBOR-based Rate for a period of 30, 90 or 180 days; provided that no Optional Rate may be elected for a period extending beyond the scheduled final maturity of the Term Loan. Those elections of a "LIBOR-based Rate" which have been made under the "Term Loan" (as that term was defined in the Prior Agreement) and which remain in effect on the date of this Agreement, shall continue, under this Agreement, to be in effect through the end of the interest period for which elected. After maturity, whether scheduled maturity or maturity by virtue of acceleration on account of the occurrence of an Event of Default, interest will accrue on the Term Loan at a rate per annum equal to the Prime Rate plus the Applicable Spread, except that as to any portion of the Loan for which the Company may have elected an Optional Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate plus the Applicable Spread per annum or the Optional Rate then in effect plus two percent (2%) per annum. Prior to maturity, interest shall be due and payable on the last Banking Day of each month in addition to any installment of principal which may be due and payable on such date. After maturity, interest shall be payable as accrued and without demand.

          (v) Use of Proceeds of the Term Loan; Prepayment from Unusued Proceeds. The proceeds of the Term Loan shall be used to finance the repurchase of stock by the Company from existing shareholders in a tender offer filed with and in compliance with the applicable regulations of the Securities and Exchange Commission or through open-market purchases in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) on or prior to December 31, 1996; to refinance an Industrial Revenue Bond held by the Citizens National Bank of Evansville, Indiana in the amount of [$648,000]; and to refinance the Company's existing Term Loan in the amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000). On or before December 31, 1996, the Company shall deliver to the Bank a Certificate of an Authorized Officer certifying that the Company has used $10,000,000 of the Term Loan proceeds, or such lesser amount as actually used, to repurchase the common stock of the Company through the tender offer or open-market purchases. In the event that the Company has not fully utilized the $10,000,000 for such purpose by December 31, 1996, the remaining unused proceeds of the Term Loan shall be immediately repaid by the Company as a prepayment of the Term Loan and shall be applied against the latest maturing installment of principal.

3. COLLATERAL FOR THE OBLIGATIONS. Section 4 of the Agreement is hereby amended and restated in its entirety to read as follows:

     SECTION 4. Collateral for the Obligations. All of the Obligations will be supported and secured as hereinafter set forth:

          a. Limited Guaranties. The Obligations are and will continue to be supported by the unconditional limited guaranties of prompt payment of Harvard Sports, Inc., Indian Industries, Inc., Martin Yale Industries, Inc. and Escalade International, Limited, each of whom executed a Guaranty Agreement effective as of May 31, 1996. Each such entity shall execute and deliver on the date hereof a Reaffirmation of Guaranty in the form attached as Exhibit "B". Any other Subsidiary hereinafter formed or otherwise acquired by the Company shall also guaranty the Obligations which guaranty shall be evidenced by a Guaranty Agreement in the form of Exhibit "C".

          b. Company Security Agreement. The Company shall grant to the Bank a first and prior lien on and security interest in all of the personal property of the Company, including but not limited to, all accounts and accounts receivable, inventory, equipment and general intangibles, whether now owned or hereafter acquired and wherever located. Such lien and security interest will be evidenced by a Security Agreement in the form of Exhibit "D" and by the filing of Uniform Commercial Code ("UCC") Financing Statements in all offices deemed appropriate by the Bank.

          c. Subsidiary Security Agreements. The obligations shall be further secured by the grant of a first and prior lien on and security interest in all of the personal property of Indian Industries, Inc., Martin Yale Industries, Inc., Harvard Sports, Inc., and Escalade International, Limited and any other Subsidiary hereafter formed or acquired by the Company. Such lien and security interest shall be evidenced by a Subsidiary Security Agreement in the form of Exhibit "E" and by the filing of UCC Financing Statements in all offices deemed appropriate by the Bank.

          d. Pledge Agreement. The Obligations will be further secured by the pledge by the Company to the Bank of its ownership interests in the common stock of Indian Industries, Inc., Martin Yale Industries, Inc., Harvard Sports, Inc. and Escalade International, Limited. Such pledge shall be evidenced by a Pledge Agreement in the form of Exhibit "F". The Company shall deliver the stock certificates of each such Subsidiary and any other Subsidiary formed or acquired by the Company hereafter, together with Stock Powers executed in blank.

4. AFFIRMATIVE COVENANTS. Section 5.(g) of the Agreement is hereby amended and restated in its entirety to read as follows:

          g. Financial Covenants. The Company shall observe the following financial covenants:

          (i) Tangible Net Worth. The Company shall maintain its Tangible Net Worth, determined on a consolidated basis, of not less than $500,000 below the Company's consolidated Tangible Net Worth as of the date of funding of the tender offer (after giving effect to the tender offer and its related transactional expenses) until December 28, 1996, provided that no default of this covenant will occur if the Tangible Net Worth is decreased by more than $500,000 directly and solely as a result of the Company's open market purchases of stock with proceeds of the Term Loan. At December 28, 1996 and at the last day of each fiscal year thereafter, the Tangible Net Worth to be maintained by the Company on that date and at all times thereafter until the last day of the next year shall be increased by an amount equal to fifty percent (50%) of the Company's consolidated net income, exclusive of losses, for the fiscal year then ended.

          (ii) Leverage Ratio. For each period of four consecutive fiscal quarters of the Company, ending during the periods indicated in the table below, the Company shall maintain a Leverage Ratio, at levels not greater than those shown in the following table:

                    Period                                  Ratio

          from the date of this Amendment and until
           December 27, 1997                                3.50 to 1.0

          at December 27, 1997 and until
             December 26, 1998                              3.25 to 1.0

          at December 26, 1998 and until
             December 25, 1999                              3.00 to 1.0

          at December 25, 1999 and until
             December 30, 2000                              2.75 to 1.0

          at December 30, 2000 and
             at all times thereafter                        2.50 to 1.0

          (iii) Debt Service Coverage. For each period of four consecutive fiscal quarters ending during the periods indicated in the table below, the Company shall maintain a debt service coverage ratio (hereinafter defined), determined on a consolidated basis, of not less than that indicated in the table below.


                    Period                                  Ratio

          from the date of this Amendment and until
             December 26, 1998                              1.10 to 1.0

          at December 26, 1998 and until
             December 25, 1999                              1.15 to 1.0

          at December 25, 1999 and at all
             times thereafter                               1.20 to 1.0

          For purposes of this covenant, the phrase "debt service coverage ratio" means the ratio of (A) the sum of consolidated net income before taxes plus interest expense plus depreciation and amortization expense plus non-recurring and extraordinary charges, all for the period for which the ratio is being determined, over (B) the sum of scheduled Term Loan and other term debt payments (excluding excess cash flow recapture payments under Section 2.c(iii) hereof) plus interest expense plus cash income taxes plus capital expenditures which were not financed, all for the period for which such ratio is being determined.

5. NEGATIVE COVENANTS. Sections 6.a. and i. of the Agreement are hereby amended and restated in their entirety to read as follows:

     a. Restricted Payments. The Company shall not purchase or redeem any shares of the capital stock of the Company or declare or pay any dividends thereon except for dividends payable entirely in capital stock; provided, however, that notwithstanding anything to the contrary contained herein, the Company may purchase and redeem shares of its capital stock through a tender offer or open-market purchases for an aggregate purchase or redemption price not to exceed Ten Million Dollars ($10,000,000) with the proceeds of the Term Loan.
     The Company shall not make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any subordinated indebtedness of the Company.

     i. Capital Expenditures Limitation. The Company shall not make consolidated capital expenditures in the aggregate in any fiscal year in excess of the amount of the Company's consolidated depreciation expenses for the prior fiscal year. For purposes of testing compliance with this covenant, any expenditure or obligation which is not required, under generally accepted accounting principles, to be recorded in full as an expense in the fiscal period when made or incurred shall be considered a capital expenditure and capital expenditures shall include, without limitation, the present value of all capital lease obligations incurred by the Company determined as of the date such obligations are incurred.

6. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this First Amendment, the Company represents and warrants to the Bank that:

     a. The execution and delivery of this First Amendment, the execution and delivery of all of the other documents executed in connection herewith, and the performance by the Company of its obligations under this First Amendment and all of the documents executed in connection herewith are within the corporate power of the Company, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or Bylaws of the Company or of any agreement binding upon the Company or any of its property.

     b. This First Amendment and all of the documents executed by the Company in connection herewith are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

     c. The representations and warranties contained in Section 3 of the Agreement are true and correct as of the date hereof except that the representations contained in Section 3.d. of the Agreement shall be deemed to refer to the latest financial statements furnished by the Company to the Bank.

     d. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of this First Amendment.

7. CONDITIONS PRECEDENT. This First Amendment shall become effective upon the Bank's receipt of the following, contemporaneously with the execution of this First Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

     a.   This First Amendment;

     b.   The Replacement Term Loan Note;

     c. The Company's Security Agreement, together with appropriate UCC financing statements;

     d. The Company's Pledge Agreement, together with executed Stock Powers and the original stock certificates of Indian
          Industries, Inc., Martin Yale Industries, Inc., Harvard Sports, Inc. and Escalade International, Limited;

     e. A Reaffirmation of Guaranty from each of Indian Industries, Inc., Martin Yale Industries, Inc., Harvard Sports, Inc. and Escalade International, Limited;

     f. Subsidiary Security Agreement from each of Indian Industries, Inc., Martin Yale Industries, Inc., Harvard Sports, Inc. and Escalade International, Limited, together with appropriate UCC financing statements;

     g.   The Ninth Amendment to the Martin Yale Industries, Inc. Credit
          Agreement;

     h. Certified copies of Resolutions of the Boards of Directors of the Company and each of the Subsidiaries authorizing the execution, delivery and performance, respectively of this First Amendment and the Term Loan Note, the Security Agreement, the Pledge Agreement, the Reaffirmations of Guaranty, the Subsidiary Security Agreements, and the other Loan Documents to which each such entity is a party;

     i. Certificates of the Secretaries of each of the Company and the Subsidiaries certifying the name of the officer or officers authorized to sign each document to which the Company or any Subsidiary is a party, together with a sample of the true signature of each such officer;

     j. Copies of the Articles of Incorporation and Bylaws of each of the Company and the Subsidiaries, certified by the Secretary of each such entity or a Certificate of No Change to such documents if previously delivered to the Bank;

     k. An opinion of counsel for the Company and the Subsidiaries, in form and substance acceptable to the Bank and its counsel; and

     l.   Such other documents as the Bank may reasonably request.

8. PRIOR AGREEMENTS. The Agreement, as amended by this First Amendment, supersedes all previous agreements and commitments made or issued by the Bank, related to all of the subjects of the Agreement, as amended by this First Amendment, and any oral or written proposals or commitments made or issued by the Bank.

9. AFFIRMATION. Except as expressly amended by this First Amendment, all of the terms and conditions of the Agreement and each of the Loan Documents remains in full force and effect.


     Executed on September 19, 1996.

                              ESCALADE, INCORPORATED

                              By________________________________________

                                ________________________________________
                                   Printed Name and Title

                              BANK ONE, INDIANAPOLIS, NATIONAL
                              ASSOCIATION

                              By
                                   -------------------------------------
                                   D. Kelly Queisser, Vice President and
                                    Senior Relationship Manager
SS-81652-3